Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick A. Landman, Patrick Costello and James
W. Cuminale his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) approve and sign a Registration Statement on Form S-8 with the Securities and Exchange Commission, and any or all amendments thereto, relating to the shares of common stock of PanAmSat Corporation, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and (ii) approve and sign other documents in connection therewith, with the Securities and Exchange Commission and to file the same, with all exhibits thereto, and granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all actions his said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Dated: September  17, 1996



  Name




Reverge Anselmo


s/Frederick A. Landman
Frederick A. Landman


s/Lourdes Saralegui
Lourdes Saralegui


s/Patrick J. Costello
Patrick J. Costello


s/Lawrence W. Dam
Lawrence W. Dam



Guilermo Canedo White


s/James W. Cuminale
James W. Cuminale